Exhibit 99.1

For Further Information Contact:

Paul G. Henning

Cameron Associates

212-554-5462

phenning@cameronassoc.com

CELSION CORPORATION REPORTS FOURTH QUARTER

2007 RESULTS

Driven by Two Milestone events Celsion to commence Pivotal Studies for
ThermoDox for two indications in 2008

Financial Resources Sufficient to Advance Current Projects

Columbia, MD., February 21, 2008: Subsequent to the end of the year, CELSION CORPORATION (NASDAQ: CLN) reported two important milestones in the development of its lead drug ThermoDox®, and in its transformation to a company totally focused on the development and commercialization of oncology drugs.  On January 18th, the FDA notified the company that its Special Protocol Assessment (SPA) submission for Phase III liver cancer had been agreed to.  On January 15th the FDA provided supportive notification regarding Celsion’s proposal for an open label phase II study for the treatment of patients with recurrent breast cancer at the chest wall.

Concurrent with FDA’s review and agreement of the SPA submission for the company’s Phase III primary liver cancer study, Celsion completed a number of operational tasks critical to the start up of the trial. Accordingly, the company expects to treat the first patient in the study by the end of the first quarter of 2008.

For the 4th quarter ended December 31, 2007 Celsion reported a net loss of $2.3 million, or $0.22 per share, compared to a net loss of $1.1 million, or $0.10 per share, for the fourth quarter of 2006. The Company recorded a loss from continuing operations of $2.6 million, or $0.24 per share for the fourth quarter of 2007 compared to $2.5 million or $0.23 per share for the fourth quarter of 2006.

For the year ended December 31, 2007 the Company reported net income of $35.9 million, or $3.34 per share, compared to a net loss of $7.6 million, or $0.71 per share, in 2006. Excluding income from discontinued operations, the Company recorded a loss for the year ended December 31, 2007 of $14.1 million, or $1.31 per share, compared to a loss of $9.8 million, or $0.92 per share, for the year ended December 31, 2006.

Mr. Michael H. Tardugno, Celsion’s president and chief executive officer, commented, “We have the necessary financial resources to advance our current programs, including funding of our Phase III primary liver cancer study to a point where we have sufficient results to determine if there is support for an NDA filing, as well as demonstrating feasibility for additional formulations.

Additionally, we continue to make progress in accelerating our Recurrent Chest Wall cancer trial and anticipate initiating our pivotal Phase II study before the end of this year.”

“2007 has been a transformational year for Celsion,” concluded Mr. Tardugno. “Now as a pure play oncology focused company, Celsion is well positioned to deliver results consistent with the early promise that we’ve seen in our Phase I ThermoDox® studies”

The Company is holding a shareholders’ conference call on Thursday, February 21, 2008 at 11:00 a.m. Eastern Time.  To participate in the call, interested parties can dial 877-604-2080 (U.S./Canada) or 706-902-1383 (International), Conference ID: #35634307 to register ten minutes before the call is scheduled to begin.

The call will be archived for replay February 21, 2008 at 2:00 p.m. until Thursday, February 28, 2008.  The replay can be accessed at 800-642-1687 or 706-645-9291, Conference ID: # 35634307.  The call will also be available on the Company’s website, http://www.celsion.com for 90 days.

About ThermoDox®: ThermoDox® is Celsion’s proprietary heat-sensitive liposomal encapsulation of doxorubicin, an approved and frequently used anti-cancer drug used in the treatment of various cancers including breast cancer. Localized mild hyperthermia (40-42 degrees Celsius) releases the entrapped doxorubicin from the liposome. This delivery technology enables high concentrations of doxorubicin to be deposited preferentially in a targeted tumor.

About Celsion: Celsion is dedicated to the development and commercialization of oncology drugs including tumor-targeting treatments using focused heat energy in combination with heat activated drug delivery systems.

Celsion has research, license or commercialization agreements with leading institutions such as the National Institutes of Health, Duke University Medical Center, University of Hong Kong, Cleveland Clinic, and the North Shore Long Island Jewish Health System.

For more information on Celsion, visit our website: http://www.celsion.com.

Celsion wishes to inform readers that forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, unforeseen changes in the course of research and development activities and in clinical trials by others; possible acquisitions of other technologies, assets or businesses; possible actions by customers, suppliers, competitors, regulatory authorities; and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

Celsion Corporation

Condensed Statements of Operations

(in thousands except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	$2,153	$1,458	$8,231	$6,096
General and administrative	528	902	5,354	4,057
Total operating expenses	2,681	2,360	13,585	10,153

Loss from operations	2,681	2,360	13,585	10,153

Other (expense) income:
Gain on the sale of Celsion (Canada), Ltd.	—	—	—	1,012
Other (expense) / income, net	(18)	43	(457)	(215)
Interest income	163	186	668	637
Interest expense	(17)	(356)	(695)	(1,104)

Loss from continuing operations before income taxes	(2,553)	(2,487)	(14,069)	(9,823)

Income taxes	—	—	—	—

Loss from continuing operations	$(2,553)	$(2,487)	$(14,069)	$(9,823)

Discontinued Operations
Income from discontinued operations (including gain on sale of $48,029,793)	209	1,400	50,237	2,239
Income tax expense	—	—	(273)	—

Income from discontinued operations	209	1,400	49,964	2,239

Net (loss) / income	$(2,344)	$(1,087)	$35,895	$(7,584)

Net loss from continuing operations per common share — basic	$(0.24)	$(0.23)	$(1.31)	$(0.92)

Net loss from continuing operations per common share — diluted	$(0.24)	$(0.23)	$(1.31)	$(0.92)

Net income from discontinued operations per common share — basic	$0.02	$0.13	$4.66	$0.21

Net income from discontinued operations per common share — diluted	$0.02	$0.13	$4.34	$0.21

Net (loss) / income per common share — basic	$(0.22)	$(0.10)	$3.34	$(0.71)

Net (loss) / income per common share — diluted	$(0.22)	$(0.10)	$3.12	$(0.71)

Weighted average shares outstanding — basic	10,637	10,728	10,732	10,728

Weighted average shares outstanding — diluted	11,433	10,753	11,514	10,742

Celsion Corporation

Condensed Balance Sheets

(in thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)

Current assets
Cash and short term investments	$5,937	$9,033
Accounts receivable	230	1,904
Due from Boston Scientific Corporation	15,000	—
Inventories	—	2,831
Prepaid expenses	257	430
Escrow account - license fee	—	1,825
Total current assets	21,424	16,023
Other assets
Property and equipment, net	268	515
Notes and loans receivable	1,382	1,665
Due from Boston Scientific Corporation - Non Current	15,000	—
Other assets	965	727
Total other assets	17,615	2,907

Total assets	$39,039	$18,930

Current liabilities
Accounts payable	$1,830	$2,136
Accrued expenses	5,066	1,301
Note payable - current portion	677	—
Current portion of deferred revenue	—	571
Total current liabilities	7,573	4,008

Long-term liabilities
Deferred revenue	—	1,810
Notes and loans payable - principal and interest	235	16,278
Other liabilities	34	35
Total long-term liabilities	269	18,123

Total liabilities	7,842	22,131

Stockholders’ equity / (deficit)
Common stock	108	107
Additional paid-in capital	85,681	87,179
Accumulated deficit	(54,592)	(90,487)
Total stockholders’ equity / (deficit)	31,197	(3,201)

Total liabilities and stockholders’ equity	$39,039	$18,930